SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

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Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

THE LAZARD FUNDS, INC.

(Name of Registrants as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrants)

Payment of Filing Fee (Check the appropriate box):

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THE LAZARD FUNDS, INC.
Lazard US Municipal Portfolio

Notice of Special Meeting of Shareholders

To the Shareholders:

          A Special Meeting of Shareholders of the Lazard US Municipal Portfolio (the “Portfolio”), a series of The Lazard Funds, Inc. (the “Fund”), will be held at the offices of Lazard Asset Management LLC (the “Investment Manager”), 30 Rockefeller Plaza, 58th Floor, New York, New York 10112, on June 14, 2013 at 3:00 p.m., local time, for the following purposes:

1.	To approve changing the Portfolio’s investment objective;

2.	To approve changing the Portfolio’s policy with respect to the investment of 80% of its assets under normal circumstances; and

3.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

          The Fund’s Board of Directors, at a meeting on April 3, 2013, approved each of the proposals. Shareholders of record of the Portfolio at the close of business on May 1, 2013 will be entitled to receive notice of and to vote at the meeting. You should be aware that the Investment Manager, its employees and its affiliates own or have voting authority over more than 60% of the Portfolio’s outstanding voting securities (as of April 17, 2013), and such shares are expected to be voted in favor of the proposals. If approved, the proposals and the related investment strategy and policy changes as described in the accompanying Proxy Statement are expected to take effect as of June 28, 2013 or shortly thereafter.

By Order of the Board of Directors,

Nathan A. Paul

Secretary
The Lazard Funds, Inc.

May 6, 2013
New York, New York

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THE LAZARD FUNDS, INC.
Lazard US Municipal Portfolio

PROXY STATEMENT

Special Meeting of Shareholders
to be held on June 14, 2013

          This Proxy Statement is furnished in connection with a Special Meeting of Shareholders (the “Meeting”) of the Lazard US Municipal Portfolio (the “Portfolio”) called by the Board of Directors (the “Board”) of The Lazard Funds, Inc. (the “Fund”) on Friday, June 14, 2013 at 3:00 p.m., local time, at the offices of Lazard Asset Management LLC (the “Investment Manager”), 30 Rockefeller Plaza, 58th Floor, New York, New York 10112, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. Shareholders of record at the close of business on May 1, 2013 are entitled to receive notice of and to vote at the Meeting.

          It is estimated that proxy materials will be mailed on or about May 6, 2013. The principal executive offices of the Fund are located at 30 Rockefeller Plaza, New York, New York 10112. Copies of the Fund’s most recent Annual Report are available upon request, without charge, by writing to the Fund at 30 Rockefeller Plaza, New York, New York 10112 or by calling (800) 823-6300.

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Shareholders To Be Held on June 14, 2013

          The following materials relating to this Proxy Statement are available at http://www.lazardnet.com/lam/us/lazardfunds.shtml:

•	this Proxy Statement;

•	the accompanying Notice of Special Meeting of Shareholders;

•	information on how to obtain directions to attend the meeting in person;

•	proxy cards and any other proxy materials; and

•	the Fund’s Annual Report for the fiscal year ended December 31, 2012.

INTRODUCTION

          Currently, the Portfolio focuses its investments in US municipal securities. The Board has approved changing the Portfolio’s investment objective and strategies and changing the Portfolio’s name to “Lazard US Short Duration Fixed Income Portfolio,” which would have the effect of changing the Portfolio’s investment approach from a focus on municipal securities to a more broad-based investment strategy of investing in a variety of fixed-income securities. However, changing the Portfolio’s investment objective (Proposal 1 below) and its policy with respect to the investment of 80% of its assets under normal circumstances (Proposal 2 below) requires shareholder approval.

          If approved by shareholders, the proposals, and related investment strategy and policy changes, and the Portfolio’s name change, are anticipated to take effect as of June 28, 2013 or shortly thereafter. If one or both of the proposals are not approved by shareholders, the related investment strategy and policy changes and the name change will not take effect, and the Board may consider other options for the Portfolio, including liquidation or merger of the Portfolio into another series of the Fund.

          The implementation of the proposals, if approved, and the related investment strategy and policy changes will not affect the management fee paid by the Portfolio or the current expense limitation arrangement between the Fund and the Investment Manager with respect to the Portfolio as described in the Fund’s prospectus.

The Portfolio’s Investment Strategies

          If both proposals are approved, the Portfolio’s investments will focus on investing in fixed-income securities of US issuers, including US government securities, corporate securities, mortgage-related and asset-backed securities, convertible securities, municipal securities, structured notes, preferred stocks and inflation-indexed-securities. These securities may have any type of interest rate payment terms, including fixed rate, adjustable rate or zero coupon features. It is expected that typically the Portfolio’s investment portfolio will have an average effective duration of three years or less. The Portfolio would invest primarily in securities that are rated investment grade by one or more nationally recognized statistical rating organizations, or, if unrated, determined by the Investment Manager to be of comparable quality. Securities will be evaluated based on their fundamental and structural characteristics. Valuation analysis will be tailored to the specific asset class, but may include credit research, and analysis of features such as prepayment or call options, maturity, duration and coupon. The Portfolio may, but is not required to, purchase exchange-traded funds (“ETFs”) and exchange-traded notes (“ETNs”).

          The Investment Manager will rely on fundamental security selection and disciplined portfolio construction in managing the Portfolio. In constructing the Portfolio’s holdings, the Investment Manager will incorporate a dual methodology that is both bottom-up and top-down. From a bottom up perspective, security analysis will take into consideration quality, event risk, reinvestment, options, structure, liquidity and diversification, among other factors. Proprietary credit analysis is an integral part of the security selection process. From a top-down perspective, the Investment Manager will pay close attention to shifts in public policy, business cycles, consumer habits, and key economic variables, such as inflation, interest rates, and unemployment, as well as other factors.

Principal Risks of the Investing in the Portfolio1

          The value of your investment in the Portfolio will fluctuate, which means you could lose money.

Market Risk. Market risks, including political, regulatory, market and economic developments, and developments that impact specific economic sectors, industries or segments of the market, can affect the value of the Portfolio’s investments. In addition, turbulence in financial markets and reduced liquidity in equity, credit and/or fixed-income markets may negatively affect many issuers, which could adversely affect the Portfolio.

Issuer Risk. The value of a security may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods or services, as well as the historical and prospective earnings of the issuer and the value of its assets.

Fixed-Income Securities Risk. While fixed-income securities are designed to produce a stable stream of income, their prices move inversely with changes in interest rates. Interest rate risk is usually greater for fixed-income securities with longer maturities or effective durations.

          Other risk factors could have an effect on the Portfolio’s performance, including:

•	if an issuer fails to make timely interest or principal payments (known as credit risk)

•

if there is a decline, or a perceived decline, in the credit quality of a fixed-income security (or any guarantor of payment on such security) the security’s value could fall, potentially lowering the Portfolio’s share price

•	during unusual market conditions, the Portfolio may not be able to sell certain securities at the time and price it would like

Any investments in lower-rated, higher-yielding securities are subject to greater credit risk than its higher rated investments. Non-investment grade securities tend to be more volatile, less liquid and are considered speculative.

Adjustable rate securities provide the Portfolio with a certain degree of protection against rises in interest rates, although the Portfolio will participate in any declines in interest rates as well. Certain adjustable rate securities, such as those with interest rates that fluctuate directly or indirectly based on multiples of a stated index, are designed to be highly sensitive to changes in interest rates and can subject the holders thereof to extreme reductions of yield and possibly loss of principal. Certain fixed income securities may be issued at a discount from their face value (such as zero coupon securities) or purchased at a price less than their stated face amount or at a price less than their issue price plus the portion of “original issue discount” previously accrued thereon, i.e., purchased at a “market discount.” The amount of original issue discount and/or market discount on certain obligations may be significant, and accretion of market discount together with original issue discount will cause a Portfolio to realize income prior to the receipt of cash payments with respect to these securities.

1

This section describes principal risks assuming that the proposals are approved and that the proposals and the related investment strategy and policy changes are implemented. Certain of these risks currently apply to the Portfolio.

Mortgage-Related and Asset-Backed Securities Risk. Mortgage-related securities are complex instruments, subject to both credit and prepayment risk, and may be more volatile and less liquid, and more difficult to price accurately, than more traditional debt securities. Although certain mortgage-related securities are guaranteed by a third party (such as a US Government agency or instrumentality with respect to government-related mortgage-backed securities) or otherwise similarly secured, the market value of the security, which may fluctuate, is not secured. Mortgage-related securities generally are subject to credit risks associated with the performance of the underlying mortgage properties. Prepayment risk can lead to fluctuations in value of the mortgage-related security which may be pronounced. As with other interest-bearing securities, the prices of certain mortgage-related securities are inversely affected by changes in interest rates. However, although the value of a mortgage-related security may decline when interest rates rise, the converse is not necessarily true, since during periods of declining interest rates the mortgages underlying the security are more likely to be prepaid.

The risks of asset-backed securities are similar to those of mortgage-related securities. However, asset-backed securities present certain risks that are not presented by mortgage-related securities. Primarily, these securities may provide a Portfolio with a less effective security interest in the related collateral than do mortgage-related securities.

Structured Products Risk. Structured notes and other structured products are privately negotiated debt instruments where the principal and/or interest is determined by reference to a specified asset, market or rate, or the differential performance of two assets or markets. Structured products can have risks of both fixed-income securities and derivatives transactions. Derivatives transactions may reduce returns or increase volatility, perhaps substantially, and they are subject to many of the risks of, and can be highly sensitive to changes in the value of, the related reference assets, markets or rates. As such, a small investment could have a potentially large impact on the Portfolio’s performance. Use of derivatives transactions may cause the Portfolio to experience losses greater than if the Portfolio had not engaged in such transactions.

Non-US Securities Risk. Non-US securities carry special risks, such as exposure to currency fluctuations, less developed or less efficient trading markets, political instability, a lack of company information, differing auditing and legal standards, and, potentially, less liquidity. In addition, investments denominated in currencies other than US dollars carry the risk that such currencies will decline in value relative to the US dollar and affect the value of these investments held in the Portfolio.

ETF and ETN Risk. Any investments in ETFs are subject to the risks of the investments of the ETFs, as well as to the general risks of investing in ETFs. Portfolio shares will bear not only the Portfolio’s management fees and operating expenses, but also their proportional share of the management fees and operating expenses of any other ETFs in which the Portfolio invests. While ETNs do not have management fees, they are subject to certain investor fees. ETNs are debt securities that, like ETFs, typically are listed on exchanges and their terms generally provide for a return that tracks specified market indexes. However, unlike ETFs and closed-end funds, ETNs are not registered investment companies and thus are not regulated under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, as debt securities, ETNs are subject to the additional risk of the creditworthiness of the issuer. ETNs typically do not make periodic interest payments.

Non-Diversification Risk. While the Portfolio is classified as “diversified” under the 1940 Act, the Portfolio may invest in a smaller number of issuers than other, more diversified investment portfolios. As such, the Portfolio’s net asset value may be more vulnerable to changes in the market value of a single issuer or group of issuers and may be relatively more susceptible to adverse effects from any single corporate, industry, economic, market, political or regulatory occurrence than if the Portfolio’s investments consisted of securities issued by a larger number of issuers.

PROPOSAL 1: CHANGE THE PORTFOLIO’S INVESTMENT OBJECTIVE

          The Board has approved, and recommends that shareholders of the Portfolio approve, changing the Portfolio’s investment objective in order to facilitate the Portfolio pursuing a more broad-based investment strategy of investing in a variety of fixed-income securities rather than focusing on municipal securities.

          The proposed change to the investment objective is as follows:

Current Investment Objective:	current income exempt from regular federal income taxes, consistent with preservation of capital

Proposed Investment Objectives:	total return and preservation of capital

PROPOSAL 2: CHANGE THE PORTFOLIO’S POLICY WITH RESPECT TO THE
INVESTMENT OF 80% OF ITS ASSETS UNDER NORMAL CIRCUMSTANCES

          The Board has approved, and recommends that shareholders of the Portfolio approve, changing the Portfolio’s policy with respect to the investment of 80% of its net assets (plus any borrowings for investment purposes) under normal circumstances (the “80% Policy”).

          The proposed change to the 80% Policy is as follows:

Current 80% Policy:	US municipal securities, the interest on which is, in the opinion of the issuer’s counsel at the time of issuance, exempt from regular federal income tax

Proposed 80% Policy:

fixed-income securities of US issuers, including US government securities, corporate securities, mortgage-related and asset-backed securities, convertible securities, municipal securities, structured notes, preferred stocks and inflation-indexed-securities

* * *

VOTE REQUIRED AND THE BOARD’S RECOMMENDATION

          The approval of each proposal requires the affirmative vote of a majority of the Portfolio’s outstanding voting securities, as defined in the 1940 Act to mean the lesser of (i) 67% or more of the voting securities present at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Portfolio are present (or represented by proxy), or (ii) more than 50% of the outstanding voting securities of the Portfolio. You should be aware that the Investment Manager, its employees and its affiliates own or have voting authority over more than 60% of the Portfolio’s outstanding voting securities (as of April 17, 2013), and such shares are expected to be voted in favor of the proposals.

ADDITIONAL INFORMATION

Service Providers

          Lazard Asset Management LLC, 30 Rockefeller Plaza, New York, New York 10112, serves as the Investment Manager of the Portfolio. The Investment Manager provides day-to-day management of the Portfolio’s investments and assists in the overall management of the Fund’s affairs. The Investment Manager and its global affiliates provide investment management services to client discretionary accounts with assets totaling approximately $167 billion as of December 31, 2012. Its clients are both individuals and institutions. Additional information is available at www.LazardNet.com.

          State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111, serves as the Portfolio’s administrator.

          Lazard Asset Management Securities LLC, 30 Rockefeller Plaza, New York, New York 10112, acts as distributor for the Portfolio’s shares.

Voting Information

          The cost of preparing, assembling and mailing this Proxy Statement and the attached Notice of Special Meeting of Shareholders and the accompanying proxy cards, as well as any costs associated with the proxy solicitation, will be borne by the Investment Manager. In addition to the use of the mails, proxies may be solicited personally, by telephone or by e-mail, and the Investment Manager may pay persons holding Portfolio shares in their names or those of their nominees for their expenses in sending soliciting materials to their principals. Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting to the Fund a written notice of revocation or a subsequently executed proxy, by calling the toll-free telephone number provided above, or through the Internet or by attending the Meeting and voting in person.

          If a proxy is properly executed and returned marked with an abstention or represents a broker “non-vote” (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote Portfolio shares on a particular matter with respect to which the broker or nominee does not have a discretionary power) (collectively, “abstentions”), the Portfolio shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Abstentions will not constitute a vote in favor of a proposal. For this reason, abstentions will have the effect of a “no” vote for the purpose of obtaining requisite approval for a proposal.

          With respect to the Portfolio, 33-1/3% of the Portfolio’s shares entitled to vote constitutes a quorum for the transaction of business at the Meeting. Shareholders are entitled to one vote for each Portfolio share held and fractional votes for each fractional Portfolio share held. If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve a proposal are not received, the persons named as proxies may propose one or more adjournments or postponements of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the Meeting, the following factors may be considered: the percentage of votes actually cast, the percentage of favorable votes cast and the nature of any further solicitation. Any adjournment will require the affirmative vote of a majority of those shares that are represented at the Meeting in person or by proxy. Information as to the number of Portfolio shares outstanding and share ownership is set forth on Schedule 1 to this Proxy Statement. The Portfolio’s Institutional Shares and Open Shares will vote together on each proposal as a single class.

OTHER MATTERS

          The Fund’s Board is not aware of any other matters which may come before the Meeting. However, should any such matters properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

          Shareholders wishing to submit proposals for inclusion in a proxy statement for a shareholder meeting subsequent to this Meeting, if any, must submit such proposals a reasonable period of time before the Fund begins to print and mail the proxy materials for such meeting.

NOTICE TO BANKS, BROKER/DEALERS AND VOTING TRUSTEES
AND THEIR NOMINEES

          Please advise the Fund whether other persons are the beneficial owners of Portfolio shares for which proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of such shares.

Dated: May 6, 2013

SCHEDULE 1

PORTFOLIO SHARE OWNERSHIP

          Set forth below are those shareholders known by the Fund to own beneficially 5% or more of a class of the Portfolio’s shares outstanding as of April 17, 2013. As of April 17, 2013, there were 1,387,139.75 and 405.60 Institutional and Open Shares, respectively, of the Portfolio outstanding.

Name and Address	Percentage of Total Institutional Shares Outstanding

Lazard Group LLC 30 Rockefeller Plaza New York, New York 10112	7.8%
IJM Limited Partnership [ADDRESS]	6.5%
The Carol Corby Waller Revocable Living Trust [ADDRESS]	6.1%

Name and Address	Percentage of Total Open Shares Outstanding

Lazard Capital Markets LLC	100%
30 Rockefeller Plaza
New York, New York 10112

PROXY TABULATOR
P.O. BOX 9112 1
FARMINGDALE, NY 11735

To vote by Internet
1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website www.proxyvote.com.
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call 1-800-690-6903.
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

<XXXXX>1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Lazard US Municipal Portfolio

When properly signed, the voting interest represented for this card will be voted as instructed below. If no instruction is given for a proposal, voting will be “FOR” the proposal.

1.	Change the Portfolio’s investment objective:

For /_/ Against /_/ Abstain /_/

2.	Change the Portfolio’s policy with respect to the investment of 80% of its assets under normal circumstances

For /_/ Against /_/ Abstain /_/

3.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Note: Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.

Signature [PLEASE SIGN WITHIN BOX]		DATE	Signature [PLEASE SIGN WITHIN BOX]	DATE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SPECIAL MEETING OF SHAREHOLDERS:

THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT ARE
AVAILABLE AT WWW.PROXYVOTE.COM.

LAZARD US MUNICIPAL PORTFOLIO

SPECIAL MEETING OF SHAREHOLDERS – JUNE 14, 2013

The undersigned holder of shares of Lazard US Municipal Portfolio (the “Portfolio”), a series of The Lazard Funds, Inc. (the “Fund”), a Maryland corporation, hereby appoints Nathan A. Paul and Brian D. Simon, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders of the Portfolio to be held at 30 Rockefeller Plaza, 58th Floor, New York, New York 10112, on Friday, June 14, 2013 at 3:00 p.m., and at any and all adjournments or postponements thereof, and thereat to vote all shares of the Portfolio which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the instructions on this proxy.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on June 14, 2013

The following materials relating to this Special Meeting are available at
http://www.lazardnet.com/lam/us/lazardfunds.shtml:

● the Proxy Statement;

● the Notice of Special Meeting of Shareholders;

● information on how to obtain directions to attend the meeting in person;

● this proxy card and any other proxy materials;

● the Fund’s Annual Report for the fiscal year ended December 31, 2012.

THIS PROXY IS SOLICITED BY THE FUND’S BOARD OF DIRECTORS AND WILL BE VOTED FOR THE PROPOSALS UNLESS OTHERWISE INDICATED. BY SIGNING THIS PROXY CARD, RECEIPT OF THE ACCOMPANYING NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT IS ACKNOWLEDGED.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED OR VOTE ELECTRONICALLY OR BY TELEPHONE.